UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934
Date of Report (Date of earliest event reported): March 15, 2006
WILD OATS MARKETS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21577 Commission File Number	84-1100630 (I.R.S. Employer Identification Number)
3375 Mitchell Lane
Boulder, Colorado 80301
(Address of principal executive offices, including zip code)
(303) 440-5220
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) In anticipation of filing its proxy statement for its May 2, 2006 annual meeting of stockholders, Wild Oats Markets, Inc. (the “Company”) requested that those directors whose terms expire in 2006 confirm, by a date certain, their willingness to perform the duties of directors and stand for re-election for a further three-year term. On March 15, 2006, three members of the Company’s Board of Directors provided notice to the Company of their respective decisions to decline to stand for re-election at the Company’s annual meeting of stockholders. All three will continue as directors until the annual meeting of stockholders on May 2, 2006.
     Robert G. Miller, the Company’s current Chairman of the Board, notified the Company that he would not stand for re-election. Mr. Miller declined to stand for re-election because he will be assuming the role of CEO of the grocery operations acquired by the investment group purchasing Albertsons, Inc., and his future business obligations related to the new position will conflict with his duties to the Company.
     David Chamberlain notified the Company that he would not stand for re-election. Mr. Chamberlain cited the time commitments of his current business obligations as his reason for not standing for re-election.
     Mark Retzloff notified the Company that he would not stand for re-election at the 2006 annual meeting of stockholders. Mr. Retzloff cited other commitments as his reason for not standing for re-election.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Wild Oats Markets, Inc. (Registrant)
	By:	/s/ Freya R. Brier
Freya R. Brier
Date: March 16, 2006		Executive Officer